
                                   EXHIBIT 11

                    SENECA FOODS CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE

                        (In thousands except share data)




                                                                              Three Months Ended                Six Months Ended
                                                                              ------------------                ----------------
                                                                          9/27/97            9/28/96           9/27/97     9/28/96
                                                                          -------            -------           -------     -------


Net Earnings Applicable to Common Stock:

    Net Earnings                                                 $              187  $         2,710  $            379  $    7,537
    Deduct Preferred Cash Dividends                                              -                6                 -           12
                                                                 -----------------------------------------------------------------
        Net Earnings Applicable to
      Common Stock                                               $              187  $         2,704  $            379  $    7,525
                                                                  =================================================================

Weighted Average Common
  Shares Outstanding                                                     5,939,680        5,939,680         5,939,680    5,939,680
Effect of Common Stock Equivalents                                               -                -                 -            -
                                                                  ----------------------------------------------------------------
Weighted Average Common Shares Out-
  standing for Primary                                                   5,939,680        5,939,680         5,939,680    5,939,680
                                                                  ================================================================
Primary and Fully Diluted
  Earnings Per Share                                              $            .03    $         .46       $       .06    $    1.27
                                                                  ================================================================

